Exhibit 99.1

KULR Secures Multi-Million Dollar Follow-On Defense Contract, Reinforcing Aerospace Innovation

SAN DIEGO / GLOBENEWSWIRE / November 28, 2023 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a global leader in sustainable energy management, is pleased to announce the receipt of a follow-on contract from a leading Department of Defense ("DoD") contractor for advanced thermal management systems in a next-generation air-to-air missile program. This contract signifies KULR's expanding position in the defense sector as the Company anticipates consistent demand for its solutions through 2030, opening avenues for additional opportunities in similar fields. The multi-year follow-on engagement has an estimated total contract value to KULR of over $8 million.

Today's announcement further strengthens KULR's longstanding track record of successful collaborations with leading DoD contractors, highlighting the Company's ongoing dedication, strong presence, and expansion within the aerospace and defense sector.

At the heart of this initiative is KULR's innovative Fiber Thermal Interface ("FTI") materials. Designed and produced in the USA, these carbon-based fiber materials tackle thermal management challenges in high-power systems by enhancing thermal contact and minimizing surface irregularities. This breakthrough results in increased power densities, thermal stability, and reliability, especially in harsh conditions. Additionally, its low contact pressure and high bond line thickness contribute to reduced manufacturing costs. KULR's breakthrough in thermal management technologies promises to influence a range of high-tech industries, reinforcing the company's commitment to innovation and efficiency.

IMARC Group forecasts the global thermal interface materials (“TIM”) market to reach US$ 5.5 Billion by 2028, exhibiting a growth rate (CAGR) of 9.4% from 2023 to 2028. According to the report, the increasing demand for efficient thermal management solutions, the development of new TIM formulations and technologies, the rising demand for electronic devices, the miniaturization of electronic components, and the rapid technological advancements in semiconductor technology are some factors propelling the market.

About KULR Technology Group Inc.
KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement
This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2023, as may be amended or supplemented by other reports we file with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

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